EZCORP Announces Upsize and Pricing of Private Offering of $200,000,000 of Convertible Senior Notes Due 2029
Austin, Texas (December 8, 2022) - EZCORP, Inc. (NASDAQ: EZPW) (the “Company”), a leading provider of pawn transactions in the United States and Latin America, announced today the pricing of its private offering of $200,000,000 aggregate principal amount of its convertible senior notes due 2029 (the “Convertible Notes”). The offering was upsized from the previously announced offering size of $175,000,000 aggregate principal amount of Convertible Notes. The Convertible Notes were offered in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”). The Company granted an option to the initial purchasers to purchase, for settlement within a 13-day period from, and including, the date on which the Convertible Notes are first issued, up to an additional $30,000,000 aggregate principal amount of Convertible Notes. The sale of the Convertible Notes is expected to close on December 12, 2022, subject to customary closing conditions.

The Convertible Notes will bear interest at a rate of 3.75% per annum, payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2023, and will be convertible into cash, shares of the Company’s Class A common stock or a combination thereof, at the Company’s election. The Convertible Notes have an initial conversion rate of 89.0313 shares of the Class A common stock per $1,000 principal amount of the Convertible Notes (which is equal to an initial conversion price of approximately $11.23 per share of the Company’s Class A common stock), representing an initial conversion premium of approximately 30% above the closing price of $8.64 per share of the Company’s Class A common stock on December 7, 2022. The conversion rate is subject to adjustment in certain circumstances.

The Convertible Notes will mature on December 15, 2029, unless earlier converted, redeemed or repurchased in accordance with their terms prior to such date. Prior to June 15, 2029, the Convertible Notes will be convertible at the option of the holder only upon the occurrence of certain events and during certain periods, and thereafter, will be convertible at the option of the holder at any time prior to the close of business on the business day immediately preceding the maturity date.

The Company, at its option, may redeem for cash all or any portion (subject to certain limitations) of the Convertible Notes on or after December 21, 2026, if the last reported sale price of the Company’s Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides the applicable redemption notice, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides the applicable redemption notice. The redemption price will be equal to 100% of the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

The Company estimates that the net proceeds from the offering will be approximately $193.7 million (or approximately $222.8 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting fees and estimated offering expenses payable by the Company. The Company expects to use approximately $182.0 million of the net proceeds from the offering of the Convertible Notes to repurchase approximately $109.4 million in aggregate principal amount of its 2.875% Convertible Senior Notes Due 2024 (the “2024 Convertible Notes”) and approximately $69.1 million in aggregate principal amount of its 2.375% Convertible Senior Notes Due 2025 (the “2025 Convertible Notes” and, together with the 2024 Convertible Notes, the “Existing Convertible Notes”) as described below. The Company also intends to use approximately $5.0 million of the net proceeds from the offering of the Convertible Notes to repurchase for cash shares of its Class A common stock concurrently with the offering of Convertible Notes as described below. The Company intends to use any excess proceeds for general corporate purposes, and may also use all or a portion of the remaining net proceeds from the offering to repurchase other shares of its Class A common stock from time to time, and/or to repurchase, redeem or otherwise retire its indebtedness (including, without limitation, its Existing Convertible Notes) from time to time.

Contemporaneously with the pricing of the Convertible Notes in the offering, the Company entered into separate, privately negotiated transactions (the “concurrent note repurchases”) with one or more holders of the Existing Convertible Notes to repurchase a portion of the 2024 Convertible Notes and the 2025 Convertible Notes. In addition, the Company may, from time to time, repurchase, redeem or otherwise retire additional Existing Convertible Notes. The terms of the concurrent note repurchases were individually negotiated with one or more holders of the Existing Convertible Notes depending on several factors, including the market price of the Company’s Class A common stock and the trading price of the Existing Convertible Notes at the time of each such concurrent note repurchase. The concurrent note repurchases are not conditioned upon the completion of the offering, nor is the completion of the offering conditioned upon the concurrent note repurchases.

The Company expects that certain holders of the Existing Convertible Notes that the Company has agreed to repurchase that have hedged their equity price risk with respect to such Existing Convertible Notes will, concurrently with or shortly after the pricing of the Convertible Notes, unwind all or part of their hedge positions in respect of their Existing Convertible Notes subject to such repurchase by buying the Company’s Class A common stock and/or entering into or unwinding various derivative transactions with respect to the Company’s Class A common stock. The repurchase of the Existing Convertible Notes and the potential related market activities by holders of the Existing Convertible Notes participating in the concurrent note repurchases could increase (or reduce the size of any decrease in) the market price of the Company’s Class A common stock, which may affect the trading price of the Convertible Notes at that time and may have increased the conversion price of the Convertible Notes. The Company cannot predict the magnitude of such market activity or the overall effect it will have on the price of the Convertible Notes or the Company’s Class A common stock.

In addition, concurrently with the offering of the Convertible Notes, the Company entered into privately negotiated transactions effected with or through one of the initial purchasers or its affiliate to repurchase for cash shares of the Company’s Class A common stock from purchasers of Convertible Notes in the offering (the “concurrent share repurchases”). The purchase price per share of the Company’s Class A common stock repurchased in such concurrent share repurchases will equal the closing sale price per share of the Company’s Class A common stock on the Nasdaq Global Select Market on December 7, 2022. These concurrent share repurchases could increase, or prevent a decrease in, the market price of the Company’s Class A common stock. In the case of the share repurchases effected concurrently with this offering, this activity could increase, or prevent a decrease in, the market price of the Company’s Class A common stock or the Convertible Notes concurrently with, or shortly after, the pricing of the Convertible Notes, and may have increased the conversion price for the Convertible Notes.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

The Convertible Notes and any shares of the Company’s Class A common stock issuable upon conversion of the Convertible Notes have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The offering is being made to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This announcement contains certain forward-looking statements regarding the Company’s strategy, initiatives and expected performance. These statements are based on the Company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the offering of the Convertible Notes and any concurrent note repurchases or concurrent share repurchases, that address activities or results that the Company plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, including future capital expenditures and future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors, current or future litigation and risks associated with the COVID-19 pandemic. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

ABOUT EZCORP
Formed in 1989, EZCORP has grown into a leading provider of pawn transactions in the United States and Latin America. It also sells merchandise, primarily collateral forfeited from pawn operations and pre-owned merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on the NASDAQ stock market under the symbol EZPW and is a member of the S&P 1000 Index and NASDAQ Composite Index.

Contact:
Email: Investor_Relations@ezcorp.com
Phone: (512) 314-2220
Jean Marie Young
Managing Director, Three Part Advisors
Three Part Advisors
Email: jyoung@threepa.com
Phone: (631) 418-4339